Exhibit 10.6
AGREEMENT
For the
PURCHASE OF BUSINESS ASSETS

THIS AGREEMENT for the purchase of business assets (hereinafter the “Agreement”) is made and entered into on September 11, 2007, by and between Cyberinformatix, Inc., a Florida Corporation located at 4409 Hoffner Avenue Suite 107, Orlando, Florida 32812 (the “Seller”); and Cyber Informatix, Inc., a Nevada Corporation, with a principal address at 1785 E. Sahara Avenue, Suite 240, Las Vegas, Nevada, 89104, (the “Purchaser”) (together the “Parties”).

RECITALS

WHEREAS, the Seller offers licensing to users of its software through his website business known as Cyberinformatix.

WHEREAS, the Seller conducts business through several domains listed below.

WHEREAS, the Seller desires to sell, and the Purchaser desires to buy the tangible and intangible assets of the Seller used in the Cyberinformatix Business including all websites, domain names, marketing rights, copyrights, trademarks, proprietary Software and databases, Source Code, Specifications and any other Proprietary Rights owned by Seller relating to the Cyberinformatix business (collectively, “Business”) and

WHEREAS, the undersigned Parties have the authority to enter into this Agreement and will continue to have the authority to execute the Closing Documents and to conclude the transaction described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Parties, intending to be legally bound, hereto agree as follows:

AGREEMENT

1.            The foregoing recitals are true and correct.

2.            Definitions.

2.1           “Software” means the object code version of all Cyberinformatix  software computer programs.  The Software includes any improvements, Updates, Upgrades, Enhancements, Maintenance Modifications or derivative works of the Software.

2.2           “Enhancements” means any improvements(s) in the Software which changes the performance and/or function of such Software as indicated by a sub-number appearing two digits to the right of an initial decimal (i.e., 1.01 or 1.02).

Agreement for Purchase of Business Assets
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2.3           “Proprietary Rights” means all intellectual property rights worldwide arising under statutory and common law, and whether or not perfected, including, without limitation, all trademark, service marks, trade names, rights associated with rights of authorship including copyrights, copyright applications, copyrights registrations, derivative works and moral rights, rights related to the protection of trade secrets and confidential information and any other proprietary right related to intangible and tangible property of the Business now existing or hereafter filed, issued or acquired.

2.4           “Source Code” means any human readable computer program code.

2.5           “Specifications” means the functional description of the operation of the Software.

2.6           “Update(s)” means any error corrections and bug fixes developed by Seller.

2.7           “Upgrade(s)” means any improvement(s) in the Software that changes performance and/or function of such Software and which is indicated by a sub-number appearing one digit to the right of an initial of an initial decimal (i.e. 1.1.1 or 1.2.1) and which may include one or more Enhancements.

2.8           “Maintenance Modifications” means changes to be integrated with the Software, including any Error corrections, but does not alter the functionality of the Software or add new functions.

3.             PURCHASE AND SALE

Subject to the provisions of this Agreement, the Seller agrees to sell and the Purchaser agrees to buy:

3.1           All of the tangible and intangible personal property of the Business of the Seller.

3.2           All Proprietary Rights and proprietary technology of the Business of the Seller pertaining to this sale.

3.3           All Source Codes and graphics of the Business of the Seller pertaining to this sale.

3.4           Domain Registrar Account (services shown in Schedule A), and All Domain Names used in the business, as listed below:

CYBER-HOME-BUSINESSES.COM CYBERINFOMATICS.COM CYBERINFOMATICS.NET CYBERINFOMATICS.ORG CYBERINFOMATIKS.COM CYBERINFOMATIKS.NET CYBERINFOMATIKS.ORG CYBERINFORMATICS.COM	CYBERINFORMATICS.NET CYBERINFORMATICS.US CYBERINFORMATIKS.COM CYBERINFORMATIKS.NET CYBERINFORMATIKS.ORG CYBERINFORMATIX.COM CYBERINFORMATIX.NET CYBERINFORMATIX.ORG

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CYBERINFORMATIX.US CYBERORGANIZER.NET	CYBERORGANIZER.ORG CYBERPASSWORDMANAGER.COM

3.5           Any and all other assets, tangible or intangible, used by the Seller in the Business necessary for the continued operation of the Business.  Cash reserves held by Seller in various accounts are excluded assets from this transaction.

The Business goodwill, including the continued business use of the owner’s name in conjunction with the software.

Marketing Consulting Agreement, pre-paid by Seller, as evidenced in Schedule B.

IXWeb Hosting account will also be transferred to Purchaser, evidenced in Schedule C.

4.             PURCHASE PRICE

The negotiated purchase price in the amount of $80,000 plus a $10,000 bonus payment (subject to conditions as described below in 4.3) to be paid in United States currency by Purchaser for the Assets is as follows:

4.1           Initial Payment: The Initial Payment of  $65,000.00 shall be paid by the Purchaser by way of deposit to Escrow.com, and will be released to Seller upon transfer of assets as coordinated by the Escrow agent.  Upon receipt of this payment by the Escrow agent, a bill of sale conveying the business, subject to a lien on all assets conveyed securing the remaining payment under this agreement, will be executed between the parties evidencing the transfer of property.  Purchaser will also reimburse Seller for the cost of any magazine advertising paid for by Seller on behalf of Purchaser.  The cost, ad copy and publications chosen will be agreed to by Purchaser in advance of expenditures.

4.2           Payment #2: The parties will execute a one year promissory note due from Purchaser, in the amount of $15,000.00, including 8% interest, payable in one payment.  There will be no pre-payment penalty if Purchaser pays off the note early, and interest will be prorated at the date the note is paid (365 day year).  This note will be guaranteed by both the Purchaser personally, and the U.S. business entity established by the Purchaser taking assignment of this contract.

4.3           Payment#3:  If gross sales exceed $120,000 for the first full 12 month period from the date of this transaction, Purchaser will pay seller a $10,000 bonus immediately after third party accounting verification is completed.

5.             REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller makes the following representations and warranties to the Purchaser:

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5.1           Seller operates the Business under the laws of Florida, USA, and the Business is in good standing as of the date of the execution of this Agreement.

5.2          All actions necessary or appropriate for the Seller to consummate this transaction shall have taken place.

5.3          The Seller has good, absolute, and marketable title to the Business, free from all liens, claims, and encumbrances.  Copies of Seller’s Bill of Sale (dated May 4, 2007) and Agreement for the Purchase of Business Assets with previous Owner (dated May 3, 2007) are included in Schedule D.

5.4           Seller has the unfettered right, power, and authority to sell all of the Business assets, and this Agreement constitutes a valid and binding obligation of Seller.

5.5           Conveyance to the Purchaser, pursuant to this Agreement, shall vest unencumbered title to the Businesss in the Purchaser in the United States of America, Canada, and every other jurisdiction of the world.

5.6          The assets being conveyed have been used only in the lawful conduct of the Seller's Business.

5.7           Conveyance as contemplated by this Agreement shall not violate any federal statute or local law, ordinance, rule, or regulation of the United States of America or Canada.

5.8           There is no litigation or other administrative or judicial proceeding pending or threatened that might endanger the Seller's right to convey the Business.

5.9           No representation or warranty furnished by the Seller to the Purchaser in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit any material fact required to make these statements not misleading.  All statements provided to Purchaser are the true and correct copies of original processing statements received for the Business by Seller.

5.10         Seller has filed with the proper governmental agencies all tax returns and reports required by any law and (1) all sales, use, excise, franchise, ad valorem, occupation, withholding (including income, social security and unemployment compensation taxes) and other taxes have been fully paid; (2) no agreement for the extension of time or waiver of any statute of limitations has been given and is in effect with respect to the payment or assessment of any tax by or against seller; and (3) there is no unpaid tax deficiency that has been assessed or that is proposed, threatened or in prospect against Seller by any taxing authority.

5.11         Seller shall be solely responsible for the payment of any accounts owed by Seller which shall be due at the time of closing or incurred prior to the date of closing.

5.12         Seller believes that the Software as designed by a third party developer will conform to the Specifications when operated on all specified hardware platforms and Microsoft operating

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systems on the date of  acceptance of this agreement and  that no malfunctions have been reported to the Seller. The Seller further believes that the Software will correctly function on all tested and tried Microsoft Hardware Platforms from Windows 98 to Windows XP. Microsoft VISTA and future new releases have not been tested yet. The Seller does not imply or give warranty that any third party Software Installer programs will work on any or all future releases.

  6.           REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser makes the following warranties and representations to the Seller:

6.1           The Purchaser is an individual at the time of this Agreement, and fully intends to form a Nevada corporation to accept ownership of the Business assets.

6.2           All actions necessary or appropriate for the Purchaser to consummate this transaction shall have taken place on or before the Closing Date.

6.3           The Purchaser's obligation to perform under this Agreement shall be subject to the satisfaction of the following conditions before or contemporaneously with the closing:

6.3.1        The representations and warranties of the Purchaser shall be true as of the date of this Agreement and shall continue to be true through the Closing Date.

6.3.2       All the terms and conditions of this Agreement shall have been materially complied with.

6.4          All instruments reasonably requested by the Purchaser from the Seller and from Seller’s counsel have been executed and delivered to the Purchaser in form and substance satisfactory to the Purchaser, or have been waived by the Purchaser before or at closing.

7.             INDEMNIFICATION:

7.1           Seller indemnifies Purchaser and shall hold Purchaser harmless from all debts, claims, actions, losses, damages and attorney's fees, existing or that may arise from or be related to Seller's past operation and ownership of the Business, except for any liabilities specifically assumed by Purchaser hereunder, if any.

7.2           In the event Purchaser should become aware of any such claim against the Business or the Assets, not disclosed prior to Closing, Purchaser shall promptly notify Seller in writing of such claim Seller will take immediate action to settle the claim within Ten (10) business days that the claim is presented to the Seller.

8.             NOTICE OF INFRINGEMENT: MISAPPROPRIATION

In the event either party becomes aware of any action that may infringe or misappropriate the Proprietary Rights or other intellectual property rights of the other party, such party shall promptly notify the other party of such action.

Agreement for Purchase of Business Assets
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9.             CONFIDENTIALITY AND NON-DISCLOSURE

Seller agrees that he may not, at any time, disclose or disseminate the trade secrets of the Business and embodied in the Software to any person, firm, organization or employee who does not need to obtain access thereto consistent with the rights under this Agreement.  Under no circumstance may Seller unlock, decompile, or reverse-assemble the binary or object code of the Software without the prior written consent of the Purchaser, as these terms are generally used in the trade.  Under no circumstances may Seller disclose or disseminate Business trade secrets to any competitor of Purchaser.  Seller shall treat as confidential and will not disclose or otherwise make available any information regarding the Business or the Purchaser, including but not limited to the Business’s method of operation, training plan, procedures in any form to any person or entity other than Seller’s agents.  No information shall be deemed part of the Confidential Information or trade secrets to the extent such information is (i) in or becomes part of the public domain other than by disclosure of Seller in violation of this Agreement or rightfully obtained by Seller from third parties.

10.           RISK OF LOSS

10.1         The Seller assumes all risk of loss or damage to the assets through the final transfer of assets to the Purchaser as described in this agreement.

10.2         If loss or damage to a substantial portion of the Assets occurs without fault of Seller, the Purchaser shall have the option to terminate this Agreement and, if the Purchaser does so, all rights of the Purchaser and the Seller shall terminate without liability to either party, and all payments would be returned by the Seller to the Purchaser.

10.3         The Purchaser shall notify the Seller within ten (10) days after receiving written notice of loss or damage of its decision to terminate this Agreement.

10.4          If the Purchaser does not timely notify the Seller of termination, this Agreement shall remain in full force and effect, provided; however, the Purchase Price shall be adjusted on the Closing Date to reflect such loss or damage.

11.           CLOSING COSTS

11.1         All applicable transfer costs and fees, if any, relating to the closing of this transaction shall be paid one-half by the Seller and one-half by the Purchaser (50/50), except as otherwise specifically provided in this Agreement.  Seller will be responsible for all local taxes and fees levied as a result of the sale of these assets.

11.2         Each Party shall be solely responsible for payment of its own legal fees, taxes, and disbursements, if any, of its respective legal counsel incurred in connection with the negotiation and closing of the transaction contemplated herein.

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12.            SURVIVAL

All covenants, representations, indemnities, and warranties of the Parties contained in this Agreement or otherwise made in writing in connection with the transaction contemplated hereby shall survive the closing.

13.           NOTICES

Any notice, communication, request, approval, or consent that may be given or is required to be given under the terms of this Agreement shall be in writing, and shall be sent certified mail or courier delivery, return receipt requested, to the address for each party shown on this Agreement or any other address indicated in writing by the parties.  Notice given by or to the attorney for either party shall be as effective as if given by or to the party.

14.           CAPTIONS

The captions of this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any of its provisions.

15.           ENTIRE AGREEMENT

This Agreement constitutes the entire understanding of the parties and may not be amended or modified except in a writing signed by both Parties.  All prior understandings and agreements between the Parties are merged into this Agreement, which alone fully and completely expresses their understanding.

16.           SUCCESSORS

This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors, heirs, assigns, and personal representatives.

17.           FURTHER ASSURANCES

The Parties agree to execute any and all further instruments and documents and take all actions as may be reasonably required by either party to effect fully the terms and provisions of this Agreement and the transaction contemplated in it before or after the closing.

18.           GOVERNING LAW

This Agreement shall be governed in its enforcement, construction, and interpretation by the laws of the state of Florida.

19.           TIME

Time is of the essence with respect to all matters contained in this Agreement.

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20.           INVALIDITY OF PROVISIONS

The unenforceability, for any reason, of any term, condition, covenant, or provision of this Agreement shall neither limit nor impair the operation, enforceability, or validity of any other terms, conditions, provisions, or covenants of this Agreement.

21.           ATTORNEYS' FEES AND COSTS

21.1         If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees, court costs, and all expenses even if not taxable court costs (including, without limitation, all such fees, costs, and expenses incident to arbitration, appellate, bankruptcy, post-judgment proceedings, and investigations), incurred in that action or proceeding or any appeal, in addition to any other relief to which the party or Parties may be entitled.

21.2         Attorneys’ fees include legal assistant fees, expert witness fees, investigative fees, administrative costs, and all other charges billed by the attorney.

22.           GOOD FAITH EFFORTS

The Seller and Purchaser each covenant to use their best efforts in good faith to comply with the provisions of this Agreement.

23.           COUNTERPARTS; EXECUTION

This Agreement may be executed in several counterparts, each of which shall be deemed an original an all so executed shall constitute one agreement.  This Agreement must be executed within 48 hours by both Parties.  Should one party execute and forward the Agreement to the other party, the second  party shall have 48 hours from the time of receipt by fax, email, or other means to accept the Agreement, or the offer represented by the executed and transmitted Agreement shall be deemed withdraw

24.           TRAINING AND SUPPORT

24.1         Seller shall be available to answer Purchaser’s questions pertaining to operational matters for a 30 day period and shall provide assistance when available after expiration of the 30 day period by email.

24.2         Seller shall assist Purchaser with the transfer of ownership of the ISP account, domains, and all other assets pertinent to the sale.

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25.           PRORATIONS AND ADJUSTMENTS

25.1         Any tangible or personal property taxes, license fees, prepaid expenses or revenue, and other similar items shall be prorated between the Parties as of the closing date.

26.           RESTRICTIVE COVENANT

The Seller agrees not to compete, directly, indirectly or in any manner, or engage in a business specific to the Business and products being purchased, nor aid or assist anyone else, except Purchaser, to do so within these limits, nor solicit in any manner any past accounts of the Business, nor employ any employee of the Business; nor have any interest, directly or indirectly, in such a business except as an employee of Purchaser, provided, however, that the Purchaser’s right to enforce this portion shall terminate in the event that Purchaser is in default under any material term of this Agreement or of the closing documents.  The restraint associated with this contract shall be enforceable globally for a period of five (5) years effective from the date of Closing.  The Parties acknowledge that there are legitimate business interests justifying this restrictive covenant, and that the covenant is reasonably necessary to protect the interest justifying the covenant.

27.           CLOSING DATE

Both parties will give their best efforts to close this transaction as soon as possible, and agree to close the transaction by September 30, 2007, or earlier if achievable by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above stated.

SELLER:	PURCHASER:
CYBERINFORMATIX, INC.	CYBER INFORMATIX, INC.
(Florida)	(Nevada)

By: /s/ Alan G. Willsey	By: /s/ Terry G. Bowering
Alan G. Willsey, Director	Terry Bowering, Director